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                                                                   EXHIBIT 99.1

                   NEWS RELEASE...NEWS RELEASE...NEWS RELEASE

FOR IMMEDIATE RELEASE                         FOR FURTHER INFORMATION, CONTACT:
Date: January 30, 2004                        Kristy Williams  615-595-5531
                                              David McCurrach  615-591-1059

                     FRANKLIN FINANCIAL REPORTS EARNINGS &
                          NEARS $1 BILLION ASSET MARK

FRANKLIN, TENNESSEE, JANUARY 30, 2004 -Franklin Financial Corporation (Nasdaq:
"FNFN"), the parent company of Franklin National Bank, headquartered in Franklin, Tennessee, today reported annual earnings and record assets.

For the year ended December 31, 2003, total assets were $954 million, an increase of 7.0% over 2002 year end assets of $891 million. Over that same twelve-month period, loans grew 2.5% from $558 million to $572 million and deposits grew 5.7% from $758 million to $801 million.

"To achieve these results in a pending merger speaks volumes to the loyalty of our customers as well as the dedication and hard work of our employees, commented Gordon E. Inman, Chairman, President & CEO of Franklin Financial Corporation. I'm most grateful to both."

"In 1989, as we were putting together the plans for Franklin National Bank, I had a vision of being Franklin's first billion dollar bank," continued Inman. "At the time, it seemed a long way from the $6 million we had raised for the bank's opening. As of this past December 31st, we were 95% of the way to that improbable achievement with $954 million in assets."

For the quarter ended December 31, 2003, net income was $2.4 million compared to $2.7 million for the same period in 2002. Basic earnings per share for the quarters ended December 31, 2003 and 2002 were $0.29 and $0.34, respectively. The decrease in net income in 2003 is primarily the result of lower non-interest income and an increase in the provision for loan losses offset by decreased non-interest expense. A decline in mortgage banking revenue was the primary reason for the lower reported non-interest income.

For the year ended December 31, 2003, Franklin Financial earned $9.8 million compared to $11.1 million for the same period in 2002. This resulted in an 18.39% Return on Average Equity in 2003 compared to 26.58% in 2002. In addition, Return on Average Assets for 2003 was 1.11% versus 1.39% for 2002. In December 2003, the corporation raised its quarterly dividend from $0.05775 to $0.0625 per share, an increase of 8.23%.

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On May 1, 2001, the common stock of Franklin Financial Corporation began trading on the Nasdaq National Market under the symbol "FNFN". Corporate data may be found on the Internet at www.fnfn.net.

Franklin National Bank operates nine retail branches with ATMs in Williamson, Davidson, and Maury counties. The bank's Internet site is FranklinNetBranch.com. In addition to Franklin National Bank, Franklin Financial Corporation is the parent company of Franklin Financial Mortgage and Franklin Financial Securities.

On July 24, 2002, Fifth Third Bancorp (Nasdaq: FITB-News) and Franklin Financial Corporation announced the signing of a definitive agreement in which Fifth Third will acquire Franklin Financial Corporation and its subsidiary, Franklin National Bank, headquartered in Franklin, Tennessee. On March 27, 2003, the definitive agreement was amended to extend the termination date to June 30, 2004 and to revise the exchange ratio.

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING FRANKLIN FINANCIAL CORPORATION'S FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND FRANKLIN FINANCIAL CORPORATION'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT FRANKLIN FINANCIAL CORPORATION, IS CONTAINED IN FRANKLIN FINANCIAL CORPORATION'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                         FRANKLIN FINANCIAL CORPORATION
                           (ALL DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                    THREE MONTHS ENDED                    YEAR ENDED
                                                        DECEMBER 31,                      DECEMBER 31,
                                                 -------------------------         -------------------------
                                                   2003             2002             2003             2002
                                                 --------         --------         --------         --------
AVERAGE BALANCES
   Loans                                         $552,117         $548,416         $546,902         $497,217
   Securities                                     300,915          240,533          284,776          249,553
   Earning Assets                                 853,047          820,613          838,753          757,733
   Total Assets                                   896,566          858,356          880,564          794,947

   Demand deposits                                 76,339           69,300           80,424           57,321
   Interest-Bearing Deposits                      667,797          657,026          659,808          608,047
   Total Deposits                                 744,136          726,326          740,232          665,368
   Shareholders' Equity                            55,938           47,558           53,286           41,705

KEY PERFORMANCE RATIOS
   Return on Average Assets (Annualized)             1.08%            1.26%            1.11%            1.39%
   Return on Average Equity (Annualized)            17.31            22.73            18.39            26.58
   Net Interest Margin                               3.78             4.00             3.74             4.30
   Efficiency Ratio                                 51.67            54.35            56.39            52.15

ASSET QUALITY DATA
   Nonperforming Assets                          $  4,411         $  6,773         $  4,411         $  6,773
   Allowance for Loan and Lease Losses              5,827            5,761            5,827            5,761
   Net Charge-Offs/(Recoveries)                       898              101            3,073            1,173
   Nonperforming Assets to Total Loans               0.77%            1.21%            0.77%            1.21%
   Allowance for Loan and Lease Losses to
      Period-End Loans                               1.02             1.03             1.02             1.03
   Net Charge-Offs/(Recoveries) to
      Average Loans                                  0.16             0.02             0.56             0.24

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                         FRANKLIN FINANCIAL CORPORATION
                (ALL DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                     THREE MONTHS ENDED                             YEAR ENDED
                                                         DECEMBER 31,                               DECEMBER 31,
                                           -------------------------------------       ------------------------------------
                                                                         PERCENT                                    PERCENT
                                             2003           2002         CHANGE         2003            2002        CHANGE
                                           -------        -------        -------       -------        -------       -------
INCOME STATEMENT
Interest income                            $11,615        $12,677         (8.4)        $46,534        $50,623        (8.1)
Interest expense                             3,548          4,466        (20.6)         15,204         18,020       (15.6)
                                           -------        -------                      -------        -------

Net interest income                          8,067          8,211         (1.8)         31,330         32,603        (3.9)
Provision for loan losses                    1,247            455        174.1           3,122          2,665        17.1
Non-interest income                          2,255          3,463        (34.9)         11,174         10,613         5.3
Non-interest expense                         5,484          6,436        (14.8)         24,483         22,869         7.1
                                           -------        -------                      -------        -------

Income before income taxes                   3,591          4,783        (24.9)         14,899         17,682       (15.7)

Income taxes                                 1,169          2,080        (43.8)          5,101          6,597       (22.7)
                                           -------        -------                      -------        -------

Net income                                 $ 2,422        $ 2,703        (10.4)        $ 9,798        $11,085       (11.6)
                                           -------        -------                      -------        -------

PER SHARE DATA
Basic                                      $  0.29        $  0.34        (14.9)        $  1.18        $  1.40       (15.8)
Diluted                                       0.26           0.31        (16.1)           1.08           1.27       (15.0)
Cash Dividends                              0.0625        0.05775          8.2         0.23575        0.22275         5.8
Common book value per share                   6.80           6.09         11.7            6.80           6.09        11.7
Weighted average shares outstanding
  Basic                                      8,374          7,949          5.3           8,302          7,906         5.0
  Diluted                                    9,137          8,796          3.9           9,038          8,754         3.2

                                                          DECEMBER 31,               PERCENT
BALANCE SHEET SUMMARY                                2003              2002           CHANGE
                                                  ---------         ---------        -------
Assets
  Cash and cash equivalents                       $  51,026         $  28,061          81.8
  Federal funds sold                                      0            18,922        (100.0)
  Securities                                        307,464           266,200          15.5
  Loans                                             571,659           557,695           2.5
  Allowance for loan losses                          (5,827)           (5,761)          1.1
                                                  ---------         ---------
  Net loans                                         565,832           551,934           2.5
  Other assets                                       29,243            26,116          12.0

Total assets                                      $ 953,565         $ 891,233           7.0
                                                  ---------         ---------

Liabilities and stockholders' equity
  Deposits                                        $ 801,444         $ 758,372           5.7
  Other borrowings                                   91,950            76,581          20.1
  Other liabilities                                   3,137             7,732         (59.4)
                                                  ---------         ---------
  Total liabilities                                 896,531           842,685           6.4
  Total stockholders' equity                         57,034            48,548          17.5
                                                  ---------         ---------

Total liabilities and stockholders' equity        $ 953,565         $ 891,233           7.0
                                                  ---------         ---------